Exhibit 99.1

ADVASA Announces Proposed Share Forfeiture by Largest Stockholder

Proposed cancellation would reduce outstanding common stock by approximately 20%

TOKYO and NEW YORK – Advasa Holdings, Inc. (Nasdaq: ADBT) (“ADVASA” or the “Company”), a fintech payment holding company delivering Earned Wage Access (“EWA”) and financial infrastructure solutions, today announced that Mr. Asamitsu Kosugi, the Company’s largest stockholder, has expressed his intention to surrender to the Company, for no consideration, 97,413,140 shares of the Company’s common stock, representing approximately 20% of the Company’s total outstanding common stock.

Proposed Forfeiture

Under the transaction, Mr. Asamitsu Kosugi, the Company’s largest stockholder, has advised The Company that he will surrender the shares without receiving cash, securities or other consideration from the Company. Following completion of the surrender and cancellation, the surrendered shares will cease to be outstanding. 97,413,140 shares will be surrendered and cancelled. The cancellation will reduce the Company’s outstanding common stock by approximately 20%, assuming no other changes in the number of outstanding shares.

Conditions for Completion

The proposed forfeiture and cancellation have not been completed. Completion remains subject to finalization of the required documentation, any necessary corporate approvals and completion of the applicable transfer agent procedures. There can be no assurance as to the timing or completion of the proposed transaction.

About ADVASA

Advasa Holdings, Inc. is a fintech company dedicated to delivering financial well-being to all workers. The company operates an Earned Wage Access (EWA) platform that allows employees to access their earned wages in real time. Leveraging a global patent strategy, it has established a robust intellectual property foundation across markets such as Japan, the United States, and South Korea. By seamlessly integrating with major HR/payroll systems and diverse payment infrastructures, including bank transfers and digital wallets, ADVASA plans to expand into global markets where the demand for financial inclusion is rapidly growing, such as Indonesia and the UAE.

Forward-Looking Statements

All statements in this press release of ADVASA and its subsidiaries that are not based on historical fact are forward-looking statements. These statements are intended to fall within the forward-looking statement provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, to the extent applicable. In particular, the words “estimates,” “believes,” “expects,” “intends,” “plans,” “anticipates,” “may,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are identified by such words. In this press release, forward-looking statements relate, among other things, to Mr. Kosugi’s intention to surrender shares, the terms, timing and completion of the proposed forfeiture and cancellation, the expected reduction in outstanding common stock, the resulting changes in proportionate ownership interests, and the Company’s business and expansion plans. These statements are based on current expectations and assumptions and are subject to significant risks, uncertainties and other factors, many of which are outside the Company’s control, that could cause actual results to differ materially from those expressed or implied. Such risks and uncertainties include, but are not limited to, changes to the proposed transaction or Mr. Kosugi’s intentions; the ability to finalize the required documentation and obtain any necessary corporate approvals; delays in, or failure to complete, the surrender and transfer agent procedures; changes in the Company’s outstanding share count; applicable legal and regulatory requirements; and the risks described in the Risk Factors sections of the Company’s filings with the Securities and Exchange Commission (“SEC”). Copies of these documents are available on the SEC’s website at www.sec.gov. Readers should not place undue reliance on forward-looking statements. ADVASA undertakes no obligation to update these statements after the date of this press release, except as required by law.

Contacts

ADVASA Investor Relations

Email: ir@advasa.co.jp

Website: https://adbt.io/

Investor Relations: https://ir.adbt.io

X: @AdvasaHoldings (https://x.com/AdvasaHoldings)